UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2009 (March 10, 2009)

AVERY DENNISON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7685	95-1492269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

150 North Orange Grove Boulevard
Pasadena, California 91103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (626) 304-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities
     On March 10, 2009, Avery Dennison Corporation (“Avery Dennison”) issued and delivered 6,451,588 shares of its common stock, par value $1.00 per share (the “common stock”), and $42,984,963 in cash in exchange (the “exchange offer”) for 6,612,978 of the outstanding HiMEDS Units, stated amount $50.00 per unit, in the form of Corporate HiMEDS Units (the “Corporate HiMEDS Units”), comprised of (i) a purchase contract (the “purchase contract”) obligating the holder to purchase from Avery Dennison shares of its common stock and (ii) a 1/20 or 5.0% undivided beneficial interest in a $1,000 aggregate principal amount 5.350% senior note due November 15, 2020 (the “HiMEDS senior note”). The settlement of the exchange offer was in accordance with the terms and conditions set forth in Avery Dennison’s previously filed offer to exchange dated February 3, 2009 and related letter of transmittal, which entitled holders of validly tendered and not withdrawn Corporate HiMEDS Unit as of March 4, 2009, the expiration date, that were accepted by Avery Dennison to receive 0.9756 shares of its common stock and $6.50 in cash (which included the accrued and unpaid contract adjustment payments with respect to the purchase contract and the accrued and unpaid interest with respect to the HiMEDS senior note) per Corporate HiMEDS Unit.
     The issuance of common stock solely to Avery Dennison’s existing security holders in exchange for securities of Avery Dennison, with no commission or other remuneration paid directly or indirectly for soliciting such exchange, was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 11, 2009

AVERY DENNISON CORPORATION

By: Name:	/s/ Karyn E. Rodriguez Karyn E. Rodriguez
Title:	Vice President and Treasurer